EXHIBIT 1


COMMERCIAL REVOLVING LOAN, DEMAND LOAN AND SECURITY AGREEMENT

                                      WITH

                           SAZTEC INTERNATIONAL, INC.

                            DATED:  AUGUST 30, 2001

COMMERCIAL REVOLVING LOAN, DEMAND LOAN AND SECURITY AGREEMENT

     This Commercial Revolving Loan, Demand Loan and Security Agreement dated as of August 30, 2001, by and between Saztec International, Inc., a California corporation with its chief executive office and principal place of business at Building 5, 900 Middlesex Turnpike, Billerica, Massachusetts 01821 ("Borrower"), and American Commercial Finance Corporation, a Delaware corporation with an office at 433 South Main Street, West Hartford, Connecticut 06110 ("Lender").

                                    PREAMBLE

     WHEREAS, Borrower has requested Lender to extend to Borrower revolving loans in the maximum aggregate principal amount of up to One Million Five Hundred Thousand ($1,500,000.00) Dollars (the "Revolving Loan"); and

     WHEREAS, Lender has agreed to extend the Loans to Borrower on the conditions set forth below.

     NOW, THEREFORE, for the mutual considerations contained in this Agreement, Borrower and Lender agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1.1 Accounting Terms; Etc. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with generally accepted accounting principles consistently applied. As used herein, or in the Financing Agreements or in any certificate, document or report delivered pursuant to this Agreement or any other Financing Agreement, the following terms shall have the following meanings:

     (a) "Account" and "Accounts" shall have the meanings assigned in Section
                                                                      -------
7.1(a) hereof.
------

     (b) "Account Debtor" and "Account Debtors" shall mean the person or entity or persons or entities obligated to Borrower upon the Accounts.

     (c) "Agreement" shall mean this Commercial Revolving Loan , Demand Loan and Security Agreement as the same may from time to time be amended, supplemented or otherwise modified.

     (d) "Arrangement" and "Arrangements" shall have the meaning  assigned in

Section 4.1(n) hereof.
--------------

     (e) "Borrower" shall have the meaning assigned in the first paragraph hereof.

     (f) "Borrowing Base" shall mean an amount equal to the lesser of (i) One Million Five Hundred Thousand ($1,500,000.00) Dollars, or (ii) an amount equal to eighty (80%) percent of Eligible Accounts.

     (g) "Business Day" shall mean any day other than a day on which commercial banks in Hartford, Connecticut are required or permitted by law to close.

     (h) "Collateral" shall mean the property of Borrower described in Section
                                                                       -------
7.1 hereof.
---

     (i) "Commitment Letter" shall mean that certain commitment letter issued by Lender to Borrower and dated July 13, 2001.

     (j) "Company" and "Companies" shall mean Borrower and any entities affiliated with Borrower in connection with any Plan.

     (k) "Defaulting Event" shall mean the occurrence of an Event of Default or the occurrence of any condition or event which but for the giving of notice or passage of time or both would constitute an Event of Default.

     (l) "Deficiency Amount" shall have the meaning assigned in Section 3.3
                                                                -----------
hereof.

     (m) "Dollar" and the sign "$" shall mean lawful money of the United States of America.

     (n) "Eligible Accounts" shall mean those Accounts of Borrower which arise from the sale of Inventory or rendition of services in the ordinary course of Borrower's business, are subject to Lender's perfected, first lien security interest and no other lien or security interest, and are evidenced by an invoice or other documentary evidence satisfactory to Lender. Further, no Account shall be an Eligible Account if:

               (i) it arises out of a sale or lease made by Borrower to any affiliate, division, subsidiary or parent of Borrower or to any person or entity controlled by or under common control with an affiliate, division, subsidiary or parent of Borrower;

               (ii) it is due or unpaid more than ninety (90) days after its original invoice date;

             (iii) the Account Debtor is also Borrower's creditor or supplier, has disputed liability or made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account is otherwise subject to any defense, counterclaim or offset of or by the Account Debtor;

             (iv) the Account Debtor is located outside the United States and Canada (unless such account is supported by a letter of credit or credit insurance acceptable in form, scope and substance to Lender in Lender's sole discretion);

             (v) the Account Debtor is located in New Jersey or Minnesota, unless Borrower has (x) filed a Notice of Business Activity Report in the appropriate office or agency for such state in the then current year, or (y) received a Certificate of Authority to do business and is in good standing in such state;

             (vi) the sale giving rise to the Account is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or other repurchase or return basis, or is evidenced by a note or chattel paper;

             (vii) Borrower has made an agreement with the Account Debtor for any deduction from the invoice representing said Account, except for discounts or allowances made in the ordinary course of Borrower's business for prompt payment, which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

             (viii) twenty-five (25%) percent or more of the aggregate invoices for an Account Debtor are due or unpaid for more than ninety
                    (90) days after their original invoice date;

             (ix) when aggregated with all of the Accounts of that Account Debtor, exceeds twenty (20%) percent of the then aggregate of Accounts;

             (x) it arises out of a sale made by Borrower to an Account Debtor that is the United States Government or any agency or subdivision thereof (collectively, the "Government"), unless Borrower has complied in all respects with the Federal Assignment of Claims Act of 1940 or has otherwise satisfied Lender as to the assignability and collectability of said Accounts; or

             (xi) the Lender in its sole discretion deems the Account to be unacceptable for any reason.

     If there is any dispute as to whether any Account is an Eligible Account, the determination of Lender shall at all times control.

     (o) "Eligible Inventory" shall mean Borrower's Inventory to the extent Lender, in its sole discretion, determines that such Inventory is eligible for advance. In addition and without limiting Lender's discretion, Eligible Inventory shall be net of reserves and returns, valued at the lower of cost or market, and subject to Lender's perfected first security interest and to no other lien or security interest. Further and without limiting Lender's discretion, no Inventory shall be eligible if it is:

             (i)    deemed by Lender as slow moving or obsolete;

             (ii) not otherwise in good condition and salable through normal trade channels;

             (iii)  not salable in the ordinary course of Borrower's business;
                    or

             (iv) not produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders promulgated thereunder.

     (p) "Environmental Laws" shall mean any and all applicable foreign, federal, state and local statutes, laws, regulations, rules, ordinances, orders, guidances, policies or common law (whether now existing or hereafter enacted or promulgated) pertaining to the environment, of any and all federal, state or local governments and governmental and quasi-governmental agencies, bureaus, subdivisions, commissions or departments which may now or hereafter have jurisdiction over Borrower and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

     Without limiting the generality of the foregoing, the term "Environmental Laws" shall encompass each of the following statutes, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: Federal Occupational Safety and Health Act ("OSHA"); the Clean Air Act

("CAA"); the Toxic Substances Control Act ("TSCA"); the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Clean Water Act ("CWA"); the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984 ("RCRA"); the Hazardous Materials Transportation Act; and all applicable Environmental Laws of each state and municipality in which Borrower conducts business or locates assets and all rules and regulations thereunder and amendments thereto, and all similar state and local laws, rules and regulations.

     (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

     (r) "Event of Default" and "Events of Default" shall have the meanings assigned in Section 8.1 hereof.
            -----------

     (s) "Financing Agreement" or "Financing Agreements" shall mean this Agreement, the Notes, the Guaranty, and any and all other instruments, agreements and documents executed in connection herewith or therewith or related hereto or thereto, together with any amendments, supplements or modifications hereto or thereto.

     (t) "Fixed Assets" shall mean equipment and other assets of Borrower which, by generally accepted accounting principles, must be treated as fixed assets in financial statements of Borrower.

     (u) "Further Loans" shall have the meaning assigned in Section 5.2 hereof.
                                                            -----------

     (v) "Guarantor" shall have the meaning assigned in Section 5.1(d) hereof.
                                                        --------------

     (w) "Guaranty" shall have the meaning assigned in Section 5.1(d) hereof.
                                                       --------------

     (x) "Hazardous Material" shall mean any chemical, compound, material, mixture or substance: (i) the presence of which requires or may hereafter require notification, investigation, monitoring or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "toxic substance" or "pollutant" or "contaminant" under any present or future applicable federal, state or local law or under the rules and regulations adopted or promulgated pursuant thereto, including, without limitation, the Environmental Laws; (iii) which is toxic, explosive, corrosive, reactive, ignitable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over Borrower; (iv) which contains, without limitation, gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCBs"); or (v) any other chemical, material or substance, exposure to, or disposal of, which is now or hereafter prohibited, limited or regulated by any federal, state or local governmental body, instrumentality or agency.

     (y)  "Indemnifiable Liabilities" shall have the meaning assigned in Section
                                                                         -------
13.1(a) hereof.
-------

     (z)  "Indemnitee" and "Indemnitees" shall have the meanings assigned in

Section 13.1(a) hereof.
---------------

     (aa) "Inventory" shall have the meaning assigned in Section 7.1(d) hereof.
                                                         --------------

     (bb) "Lender" shall have the meaning assigned in the first paragraph hereof.

     (cc) "Lessor's Agreement" shall have the meaning assigned in Section 5.1(f)
                                                                  --------------
hereof.

     (dd) "Loan" means a Revolving Loan and "Loans" means the Revolving Loans.

     (ee) "Life Insurance Assignment" shall have the meaning assigned in Section
                                                                         -------
5.1(h) hereof.
------

     (ff) "Minimum Balance" shall have the meaning assigned in Section 3.1(a)
                                                               --------------
hereof.

     (gg) "Notes" means the Revolving Promissory Note and any other note(s) executed by the Borrower in favor of the Lender.

     (hh) "Notice of Borrowing" shall have the meaning assigned in Section 2.3
                                                                   -----------
hereof.

     (ii) "Obligation" and "Obligations" shall mean and include all loans, advances, interest, indebtedness, liabilities, obligations, fees, charges, expenses, guarantees, covenants and duties at any time owing by Borrower to Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loans, the Service Charge, the Termination Fee and all other indebtedness, liabilities and obligations of Borrower arising under this Agreement and the other Financing Agreements or otherwise, and all costs, expenses, fees, charges incurred by Lender hereunder or otherwise with respect to Borrower, including without limitation fees and expenses of attorneys, paralegals and other professionals incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, any of the other Financing Agreements, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder, including without limitation, all costs, expenses and fees incurred in inspecting or surveying mortgaged real estate, if any, or conducting Environmental studies or tests, and all costs, expenses and fees incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any modification, renegotiation or restructuring of the indebtedness evidenced by this Agreement and/or any of the other Financing Agreements and/or obligations.

     (jj) "Plan" means any employee benefit plan or other plan maintained by Borrower or any entity affiliated with Borrower for employees covered by Title I of ERISA.

     (kk) "Premises" shall mean the real property located at Building 5, 900 Middlesex Turnpike, Billerica, Massachusetts 01821.

     (ll) "Prime Rate" shall mean the Prime Rate as published from time to time in the "Money Rates" section of The Wall Street Journal or any successor
                                --- -------------------
publication, or in the event that such rate is no longer published in The Wall
                                                                      --------
Street Journal, a comparable index or reference selected by Lender. The Prime
--------------
Rate need not and may not necessarily be the lowest or most favorable rate.

     (mm) "Receivables" shall have the meaning assigned in Section 7.1(a)
                                                           --------------
hereof.

     (nn) "Release" shall mean any release, emission, disposal, leaching or migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers, or other closed receptacles containing any Hazardous Materials) or into or out of any property owned, occupied or used by Borrower.

     (oo) "Renewal Term" shall have the meaning assigned in Section 12.1 (a)
                                                            ----------------
hereof.

     (pp) "Revolving Loan" and "Revolving Loans" shall have the meanings assigned in Section 2.1 hereof.
            -----------

     (qq) "Revolving Loan Account" shall have the meaning assigned in Section
                                                                      -------
2.3 hereof.
---

     (rr) "Revolving Promissory Note" shall have the meaning assigned in Section
                                                                         -------
2.3 hereof.
---

     (ss) "Subordinating Creditor" and "Subordinating Creditors" shall mean any officer, director or shareholder of the Borrower to whom the Borrower is indebted, Datamatics Technologies, Ltd. and Maida Vale Limited.

     (tt) "Subordination Agreement" and "Subordination Agreements" shall have the meaning set forth in Section 5.1(e) hereof.
                         --------------

     (uu) "Subsidiary" and "Subsidiaries" shall mean any corporation or corporations of which the outstanding shares of any stock having ordinary voting power is at the time owned by

Borrower and/or by one or more Subsidiaries. The term "Subsidiary" shall not be deemed to include Saztec Europe or Saztec GMBH.

     (vv) "Term" shall have the meaning assigned in Section 12.1(a) hereof.
                                                    ---------------

     (ww) "Termination Fee" shall have the meaning assigned in Section 12.1(c)
                                                               ---------------
hereof.
                                   ARTICLE II

                                Revolving Loans

     Section 2.1 Amount. Subject to the terms and conditions contained in this Agreement, and so long as no Defaulting Event has occurred, Lender agrees, in its sole discretion, to make loans (collectively, the "Revolving Loans" and, individually, a "Revolving Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Revolving Loans made by Lender exceed the Borrowing Base. Without limiting Lender's discretion, notwithstanding the actual net face value of any Eligible Account of Borrower, for purposes of computing the Borrowing Base, the value of any Eligible Account with a net face value in excess of Fifty Thousand ($50,000.00) Dollars shall be reduced to Fifty Thousand ($50,000.00) Dollars prior to the application of such Borrowing Base. Lender may, in its sole discretion, raise or lower the Fifty Thousand ($50,000.00) Dollars limit set forth in the immediately preceding sentence without in any way creating a course of conduct which requires Lender to maintain such raised or lowered limit or to raise or lower such limit again in the future.

     Section 2.2 Payment on Demand. ALL OBLIGATIONS OF BORROWER ARISING UNDER THE REVOLVING LOANS SHALL BE PAID BY BORROWER IN FULL UPON DEMAND BY LENDER, NOTWITHSTANDING LENDER'S RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AND WHETHER OR NOT SUCH EVENT OF DEFAULT HAS OCCURRED.

     Section 2.3 Procedure For Advances, Notice of Borrowing, Revolving Promissory Note, Etc. Within the limits of the Borrowing Base and the Term, so long as Borrower is in compliance with all of the terms and conditions of this Agreement and no Defaulting Event has occurred, Borrower may request borrowings, repay and request reborrowings of Revolving Loans. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telex, telecopy or telephone of the proposed borrowing. Such notice (each, a "Notice of Borrowing") shall specify the date of the proposed borrowing and the amount to be borrowed. Each Notice of Borrowing must be received by Lender no later than 11:00 a.m., Hartford, Connecticut time on the day such borrowing is requested. In addition to this Agreement, the Revolving Loans shall be evidenced by a revolving loan promissory note payable to Lender in the form of Exhibit A
                                                                     ---------
attached hereto (the "Revolving Promissory Note"). Insofar as Borrower may request and Lender shall make Revolving Loans hereunder, Lender shall enter such advances as debits on a revolving loan account maintained by Borrower with Lender (the "Revolving Loan Account"). Lender may also record to the Revolving Loan Account, in accordance with customary accounting practices and procedures, all fees, accrued and unpaid interest, late fees, usual and customary charges for the maintenance and administration of checking and any other accounts maintained by Borrower with Lender and other fees and charges which are properly chargeable to Borrower under this Agreement; all payments, subject to collection, made by Borrower on account of indebtedness evidenced by the Revolving Loan Account; all proceeds of Collateral which are finally paid to Lender in its own office in cash or collected items; and other appropriate debits and credits, including without limitation, payments of interest due hereunder.

     Section 2.4 Monthly Statements. On a monthly basis, Lender shall render a statement for the Revolving Loan Account, which statement shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of said statement by Borrower. Lender shall have the right to debit the Revolving Loan Account for any principal due and all interest charges on the Loans as and when the same shall be due and payable, if not otherwise paid by Borrower.

     Section 2.5 Lender Discretion. Nothing herein shall be construed to (a) require Lender to make Revolving Loans, and/or (b) prohibit Lender from lending in excess of the Borrowing Base, it being agreed that all such loans and advances shall be at Lender's sole discretion and shall not establish a pattern or custom binding upon Lender.

                                  ARTICLE III

                        Interest, Fees and other Charges

     Section 3.1  Interest.

     (a) Interest Rates. So long as no Defaulting Event has occurred, the Loans shall bear interest (from the date made through and including the date of payment in full) at a floating rate per annum equal to two and one-quarter percentage points (2.25%) above the Prime Rate, on the greater of (i) the actual aggregate monthly balance outstanding under the Loans, or (ii) a minimum assumed aggregate monthly loan balance of Seven Hundred Fifty Thousand ($750,000.00) Dollars (the "Minimum Balance"), except for the period beginning with the date hereof and ending on the corresponding day of the month six (6) months from the date hereof when the Minimum Balance shall be in the amount of Five Hundred Thousand ($500,000.00) Dollars.

     (b) Payment of Interest. So long as any of the Obligations remain outstanding, interest on the Loans shall be due and payable without notice or demand monthly in arrears beginning on September 1, 2001, and continuing on the first business day of each and every month thereafter.

     (c) Change in Prime Rate. Any change in the interest rate because of a change in the Prime Rate shall become effective, without notice or demand, on the first day of each month immediately following the month in which any change in the Prime Rate occurs so that the Prime Rate in effect on the last day of any month shall be the Prime Rate for interest computation purposes for the next succeeding month.

     (d) Default Interest Rate. Notwithstanding the foregoing, interest on the Loans, at all times after the occurrence of an Event of Default, and interest on all payments of interest that are not paid when due, shall accrue at a rate per annum equal to four percentage points (4.0%) above the applicable interest rates otherwise in effect under this Agreement.

     (e) Calculation Of Interest. Interest on the Loans shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

     (f) Late Payment. If any amount due hereunder or under the Notes is not paid within ten (10) days after the date it is due and payable, without in any way affecting Lender's right to make demand hereunder or to declare an Event of Default to have occurred, Lender may in its sole discretion assess a late charge equal to the lesser of Five Hundred ($500.00) Dollars or five (5.0%) percent of such late payment against Borrower, which late charge shall be immediately due and payable and may be paid by a charge to Borrower's loan account as contemplated in Section 2.3 above.

     (g) Lawful Interest. It being the intent of the parties that the rate of interest and all other charges to Borrower be lawful, if for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as Lender may charge to a commercial borrower such as Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Obligations or refunded to Borrower so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law, as aforesaid.

     Section 3.2 Closing Fees. On or before the date hereof, Borrower shall pay or have paid to Lender all fees, expenses and other costs incurred by Lender in connection with the closing of the extension of the Loans (including without limitation, all attorney's and other professionals' fees and expenses).

     Section 3.3 Commitment Fee. Borrower shall also pay to Lender a nonrefundable commitment fee equal to one (1%) percent of the maximum principal amount of the Loans on the date hereof and on each anniversary date of this Agreement. It is understood that the determination of the maximum principal amount of the Loans shall be made without regard to the components of the Borrowing Base based upon Eligible Accounts and Eligible Inventory. For example, for purposes of this provision, on the date hereof the maximum principal amount of the

Loans is One Million Five Hundred Thousand ($1,500,000.00) Dollars and the commitment fee payable on the date hereof is Fifteen Thousand ($15,000.00) Dollars.

                                  ARTICLE IV

                        Representations and Warranties

     Section 4.1 Representations and Warranties. Borrower represents and warrants to Lender that:

     (a) Good Standing and Qualification. It is duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary.

     (b) Corporate Authority. It has full power and authority to enter into this Agreement and the other Financing Agreements to which it is a party, to make the borrowings contemplated herein, to execute and deliver the Notes and the other Financing Agreements to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Notes, the other Financing Agreements or any other instrument, document or agreement delivered in connection herewith or therewith.

     (c) Binding Agreements. This Agreement constitutes, and the Notes and the other Financing Agreements executed and/or delivered in connection herewith or therewith, when issued and delivered pursuant hereto for value received shall constitute, valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

     (d) Litigation. There are no actions, suits or proceedings pending against Borrower before any court or administrative agency, nor are there any actions, suits or proceedings threatened, which, individually or in the aggregate, would materially and adversely affect the financial condition, assets or operations of Borrower, nor are there any such actions, suits or proceedings which question the validity of this Agreement, the Notes, any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

     (e) No Conflicting Law or Agreements. The execution, delivery and performance by Borrower of this Agreement, the Notes and each other Financing Agreement, as the case may be, does not (i) violate any provision of its Certificate of Incorporation or By-laws or any order, decree or judgment, or any provision of any statute, rule or regulation to which the Borrower may be subject; (ii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or other contract or undertaking to which it is a party, or by which any of its properties may be bound; and (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of Borrower except for the liens granted hereunder to Lender.

     (f) Taxes. With respect to all of its taxable periods, it has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid or are being diligently contested by appropriate proceedings and have been reserved against, as required by generally accepted accounting principles, consistently applied.

     (g) Financial Statements. It has heretofore delivered to Lender: (i) its audited annual balance sheet as of June 30, 2000, and quarterly unaudited financial statements through March 31, 2001, and the related statements of income, retained earnings and cash flows for the fiscal year or period then ended. Each of such statements is complete and correct in all material respects and fairly presents its consolidated financial condition as of the dates and for the periods referred to therein and has been prepared in accordance with generally accepted accounting principles consistently applied by it throughout the periods involved. There are no liabilities, direct or indirect, fixed or contingent, of Borrower as of the dates of said balance sheets which are not reflected in such statements or in the notes thereto.

     (h) Adverse Developments. Since March 31, 2001, there has been no material adverse change in its financial condition, business, operations, affairs or prospects of Borrower or in any of its properties or assets.

     (i) Existence of Assets and Title Thereto. It has good and marketable title to all of its properties and assets, including the properties and assets reflected in the financial statements delivered in connection herewith. None of such properties or assets are subject to any mortgage, pledge, lien, lease, encumbrance or charge except those permitted under the terms of this Agreement.

     (j) Regulations G, T, U and X. The proceeds of the borrowings hereunder are not being used and will not be used, directly or indirectly, for the purposes of purchasing or carrying any margin stock in contravention, or which would cause the Lender to be in violation, of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     (k) Compliance. It is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, nor is it in violation of any law, statute, rule or regulation to which it or any of its properties are subject and it has not received notice of any such default from any party and is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties may be bound.

     (l) Leases. It enjoys quiet and undisturbed possession under all leases under which it is operating, and all of such leases are valid and subsisting and not in default.
     (m) Pension Plans.

               (i) No fact, including but not limited to any "reportable event", as that term is defined in Section 4043 of ERISA, exists in connection with any Plan of any of the Companies under Sections 414(b),
     (c), (m), (n) and (o) of the Internal Revenue Code of 1986, as amended (the "Code") which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation (the "PBGC"), or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. A list of all of the Companies' respective Plans are attached hereto on Schedule 4.1(m) attached hereto;
                            ---------------

               (ii) No "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code exists or will exist upon the execution and delivery of this Agreement and the other Financing Agreements, or the performance by the parties hereto or thereto of their respective duties and obligations hereunder and thereunder;

               (iii) Each of the Companies agrees to do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA or the Code, and agrees not to terminate any such Plan in a manner or do so or fail to do any act which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

               (iv) None of the Companies sponsors or maintains, and has never contributed to, and has not incurred any withdrawal liability under a "multi-employer plan" as defined in Section 3 of ERISA and none of the Companies has any written or verbal commitment of any kind to establish, maintain or contribute to any "multi-employer plan" under the Multi-employer Pension Plan Amendment Act of 1980;

               (v) None of the Companies has any unfunded liability in contravention of ERISA and the Code;

               (vi) Each and every Plan complies currently, and has complied in the past, both as to form and operation, with its terms and with provisions of the Code and ERISA, and all applicable regulations thereunder and all rules issued by the Internal

     Revenue Service, U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" plan under the Code;

               (vii) No actions, suits or claims are pending (other than routine claims for benefits) against any Plan, or the assets of any such Plan;

               (viii) The Companies have performed all obligations required to be performed by it under any Plan and the Companies are not in default, or in violation of any Plan, and have no knowledge of any such default or violation by any other party to any and all Plans;

               (ix) No liability has been incurred by any of the Companies to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) any of the Companies pursuant to
     Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA;

               (x) The reporting and disclosure provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 have been complied with for all such Plans.

     (n) Deferred Compensation Arrangements. Except as set forth in Schedule
                                                                    --------
4.1(n) attached hereto, none of the Companies has entered into employment
------
contracts or deferred compensation plans, incentive compensation plans, executive compensation plans, arrangements or commitments (each, individually, an "Arrangement"). With respect to each such Arrangement:

               (i) Such Arrangement complies currently, and has complied in the past, both as to form and operation with its terms and the provisions of the Code and ERISA and all applicable laws, rules and regulations;

               (ii) The disclosure and reporting provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 have been satisfied;

               (iii) Such Arrangement is legally valid and binding and is in full force and effect;

               (iv) The Companies have made all contributions required to be made under any such Arrangement and no contributions are currently due and owing;

               (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the best of the Companies' knowledge, which could be reasonably expected to be asserted against any such Arrangement; and

               (vi) The Companies have performed all obligations required to be performed by it under any such Arrangement and the Companies are not in default or in violation of, and the Companies have no knowledge of a default or violation by any other party to any such Arrangement.

     (o) Chief Executive Office. Its chief executive office and principal place of business, and the office where its books and records concerning Collateral are kept, is as set forth in the first paragraph of this Agreement.

     (p) Places of Business and Location of Collateral. It has no other places of business and locates no Collateral, specifically including books and records, at any location other than as set forth in the first paragraph of this Agreement and as set forth on Schedule 4.1(p) attached hereto. It shall maintain a full
                    ---------------
and complete set of its books and records in its offices at the chief executive office described in the immediately preceding paragraph.

     (q) Contingent Liabilities. It is not a party to any suretyship, guaranty, or other similar type agreement; nor has it offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability that does not appear in the financial statements referred to hereinbefore.

     (r) Contracts. No contract, governmental or otherwise, to which it is a party, is subject to renegotiation, nor is it in default in any material respect of any contract.

     (s) Unions and Pensions. It is not a party to any collective bargaining or union agreement.

     (t) Licenses. It has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity to which Borrower may be subject, necessary for the conduct of its business, all of which it represents to be in good standing and in full force and effect.

     (u) Collateral. It is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Lender hereunder and the security interests and liens listed on Schedule 5.1(u) attached hereto; Borrower is fully
                    ---------------
authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Lender; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be; all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and Borrower agrees to defend the Collateral against the claims of all persons other than Lender.

     (v)  Tradenames. It does not have any tradenames other than Saztec.

     (w) Financial Information. All financial information including, but not limited to, information relating to the Receivables and Inventory, submitted by it to Lender, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to render it a true and accurate depiction of the subject matter to which it relates.

     (x) Parent, Affiliate or Subsidiary Corporations. It has no parent corporation and has no affiliates or Subsidiaries other than Datamatics Technologies, Ltd..

     (y)  Environmental Matters.

               (i) It has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. It is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by Borrower to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

               (iii) No oral or written notification of a release of any Hazardous Material has been filed by or against Borrower and no property now or previously owned, leased or used by it including without limitation, the Premises, is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or cleanup.

               (iv) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the property or properties owned, leased or used by it, including without limitation, any of the properties owned or leased by it, and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

               (v) Neither it nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by Borrower, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, or in or about such property, (ii) transported or had transported any Hazardous Materials to such property except to the extent such Hazardous Materials are raw products commonly used in day-to-day manufacturing operations of such property and, in such case, in compliance with, all Environmental Laws;
     (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, or (iv) constructed, stored or otherwise located Hazardous Materials on, under, in or about any such property except to the extent commonly used in day-to-day operations of any such property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge of Borrower, no Hazardous Materials have migrated from other properties upon, about or beneath any such property.

     (z) Use of Proceeds. It will use the proceeds of the Loans solely (i) to satisfy in full loans outstanding to Comerica Bank, as Agent, on the date hereof and (ii) for working capital purposes.

                                   ARTICLE V

                             Conditions of Lending

     Section 5.1 Conditions of the Initial Loans. Subject to the terms hereof, the obligation of Lender to make the first Revolving Loan under this Agreement is subject to the fulfillment of the following conditions precedent at the time of the execution of this Agreement:

     (a) Notes. Lender shall have received a duly executed Revolving Promissory Note drawn to its order.

     (b) Evidence of Corporate Action. Lender shall have received certified copies of all corporate action (in form and substance satisfactory to Lender) taken by Borrower to authorize the execution, delivery and performance of this Agreement, the Notes, and the other Financing Agreements to which it is a party, and the borrowings to be made hereunder and thereunder, together with true copies of Borrower's Certificate of Incorporation and By-laws and such other papers as Lender or its counsel may require.

     (c) Opinion of Counsel. Lender shall have received a favorable written opinion of counsel for Borrower and the Guarantor, and accompanied by such supporting documents as Lender or its counsel may require.

     (d) Guaranty. Lender shall have received a duly executed guaranty (the "Guaranty") from Datamatics Technologies, Ltd. (the "Guarantor"). The Guaranty shall be in form, scope and substance satisfactory to Lender and its counsel.

     (e) Subordination Agreement. Lender shall have received a subordination agreement from each of the Subordinating Creditors in form, scope and substance satisfactory to Lender and its counsel (the "Subordination Agreements").

     (f) Lessor's Agreement. Borrower shall cause to be delivered to Lender a lessor's agreement with respect to the Premises (the "Lessor's Agreement") in form, scope and substance satisfactory to Lender and its counsel.

     (g) Notice of Assignment and Post Office Box Change of Address Cards. Lender shall have received a notice of assignment and post office change of address cards from Borrower, which shall be in form, scope and substance satisfactory to Lender and its counsel.

     (h) Life Insurance Assignment. Lender shall have received a duly executed life insurance assignment as collateral (the "Life Insurance Assignment") on the life of Richard J. Orlando, which shall be in an amount equal to at least Two Hundred Fifty Thousand ($250,000.00) Dollars. The Life Insurance Assignment shall be in form, scope and substance satisfactory to Lender and its counsel.

     (i) Further Documents. Lender shall have received such further documents, instruments and agreements as Lender may request, including without limitation, landlord's agreements, warehouse agreements, and evidence that the insurance policies and certificates evidencing adequate insurance and coverage on each of Borrower's assets are currently in full force and effect, continue to name Lender as loss payee or additional insured, as the case may be, and that the premiums are current.

     Section 5.2 Conditions of Additional Revolving Loans. In addition to the conditions in Section 5.1 above, Lender shall make no further Revolving Loans
              -----------
(collectively, the "Further Loans") unless the following conditions shall exist or have been satisfied by Borrower at the time any Further Loan is requested:

     (a) Absence of Termination or Default. Lender shall not have terminated the Revolving Loan facility hereunder, nor shall a Defaulting Event exist or have occurred.

     (b) Compliance Certificates. On the date of each Revolving Loan hereunder and after giving effect thereto, Borrower shall have delivered to Lender, upon Lender's request, a certificate executed by its chief financial officer which states, among other things, that: (i) Borrower has complied, and is then in compliance, with all the terms, covenants and conditions of this Agreement and the other Financing Agreements to which it is a party; (ii) there exists no Event of Default or Defaulting Event; and (iii) the representations and warranties contained herein and in the other Financing Agreements are true and correct with the same effect as though such representations and warranties had been made at the time of each Further Loan.

     (c) Borrowing Base. The indebtedness of Borrower by virtue of the making of any Revolving Loan shall not exceed the Borrowing Base. Borrower shall not request any Revolving Loan if the effect of such Revolving Loan shall be to cause the balance of all Revolving Loans to exceed the Borrowing Base.

     (d) Further Documents. Lender shall have received such further documents, instruments and agreements as Lender may reasonably request.

                                   ARTICLE VI

                                   Covenants

     A.   Affirmative Covenants.

     Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless Lender otherwise consents in writing, Borrower shall:

     Section 6.1  Financial Statements. Deliver or cause to be delivered to
Lender: (a) within thirty (30) days after the close of each fiscal month of Borrower, internally prepared financial statements of Borrower including balance sheets as of the close of each month and statements of income and retained earnings for such month and for that portion of the fiscal year-to-date then ended, which shall be prepared on a basis consistent with that of the preceding period or containing disclosure of the effect on financial condition or results of operations of any change in such preparation, and which shall be certified by the chief financial officer of Borrower as being accurate and fairly presenting the financial condition of Borrower; (b) within ninety (90) days after the close of each fiscal year of Borrower, audited financial statements including a balance sheet as of the close of such fiscal year and statements of income, stockholders' capital and cash flow for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial condition or results of operations of any change in the application of accounting principles during the year, and accompanied by a report thereon containing an unqualified opinion of a recognized certified public accounting firm selected by Borrower and reasonably satisfactory to Lender, which opinion shall state that such financial statements fairly present the financial condition and results of operations of Borrower in accordance with generally accepted accounting principles, (c) within ten (10) days of the close of each month, monthly aging of accounts receivable and accounts payable and Inventory status reports in form, scope and substance satisfactory to Lender; (d) daily loan and collateral descriptions in the form supplied by Lender to Borrower; (e) within ten (10) days after Borrower's receipt, any management letter prepared by Borrower's independent auditors; (f) contemporaneously with the delivery to shareholders or governmental agencies, copies of all reports and information delivered to shareholders or filed with governmental agencies; (g) within ninety
(90) calendar days after the end of each calendar year, an annual financial statement of Vidur V. Bhogilal in a form satisfactory to Lender, which presents fairly Guarantor's financial position and within thirty (30) days after the date each year when it is required to be filed, the federal income tax return of Guarantor, with all schedules thereto, signed and dated, as filed with the Internal Revenue Service; (h) promptly upon Lender's written request, such other information about the financial condition and operations of Borrower or the Guarantor, as Lender may, from time to time, reasonably request; and (i) promptly upon becoming aware of any Event of Default, or the occurrence or existence of a Defaulting Event, notice thereof in writing.

     Section 6.2 Insurance and Endorsements. (a) Keep its properties and cause the Premises to be insured against fire and other hazards (pursuant to so-called "All Risk" coverage) in amounts and with companies satisfactory to Lender to the same extent and covering such risks as is customary in the same or a similar business; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law; and (b) all insurance shall contain such terms, be in such form, and be for such periods reasonably satisfactory to Lender, and be written by such carriers duly licensed by the appropriate governmental authority of each state where any Collateral is located. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without thirty (30) days' prior written notice to Lender. Borrower shall cause Lender to be endorsed as a loss payee with a long form Lender's Loss Payable Clause, in form and substance acceptable to Lender on all such insurance. In the event of failure to provide and maintain insurance as herein provided, Lender may, at its option, provide such insurance and charge the amount thereof to the Revolving Loan Account. Borrower shall furnish to Lender certificates or other satisfactory evidence of compliance with the foregoing insurance provisions. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance proceeds and execute and endorse all documents, checks and drafts in connection with payment of such insurance. Any insurance proceeds received by Lender shall be applied to the Obligations in such order and manner as Lender shall determine in its sole discretion.

     Section 6.3 Tax and Other Liens. Comply with all statutes and government regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against Borrower or its properties, except liabilities being contested in good faith and against which adequate reserves have been established in accordance with generally accepted accounting principles.

     Section 6.4 Place of Business; Location of Collateral. Maintain its chief place of business and chief executive offices at the address set forth in the introductory sentence hereof and its other places of business and locations of Collateral as set forth in Schedule 4.1(p) hereto, unless Borrower shall have
                           ---------------
given Lender thirty (30) days' prior written notice of any change thereof.

     Section 6.5 Inspections. Allow Lender by or through any of its officers, attorneys, and/or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument and document is being performed, to enter the offices and plants of Borrower to examine or inspect any of the properties, books and records or extracts therefrom, to make copies of such books and records or extracts therefrom and to make complete environmental studies and/or investigations, and to discuss the affairs, finances and accounts thereof with Borrower all at such reasonable times, upon reasonable notice and as often as Lender or any representative of Lender may reasonably request. In addition, upon Lender's request, Borrower shall provide Lender with an environmental site assessment or environmental audit report, or an update of such an assessment or audit, all in scope, form and content satisfactory to Lender.

     Section 6.6 Litigation. Promptly advise Lender of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (but excluding product liability claims which are either fully covered by insurance or adequately covered by insurance and which are not likely to have a material adverse effect on the business, assets or condition (financial or otherwise) of Borrower), which is instituted against Borrower or, upon receipt of any information pertaining thereto, the Guarantor and is reasonably likely to have a materially adverse effect upon the condition, financial, operating or otherwise, of Borrower or the Guarantor.

     Section 6.7 Maintenance of Existence. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. Borrower shall immediately notify Lender of any event causing material loss in the value of its assets.

     Section 6.8 Inventory. Allow Lender to examine and inspect the Inventory at reasonable times and intervals and upon reasonable notice. Borrower shall immediately notify Lender of any event causing material loss or depreciation in value of Inventory and the amount of such loss or depreciation.

     Section 6.9 ERISA. Immediately notify Lender of any event which causes it not to be in compliance with ERISA in all material respects.

     Section 6.10 Notice of Certain Events. Give prompt written notice to Lender of:

     (a) any material dispute that may arise between Borrower and any governmental regulatory body or law enforcement agency;

     (b) any labor controversy resulting or likely to result in a strike or work stoppage against Borrower;

     (c) any proposal by any public authority to acquire the assets or business of Borrower;

     (d) the location of any Collateral other than at Borrower's places of business disclosed in this Agreement other than Collateral in transit in the ordinary course of Borrower's business;

     (e) any proposed or actual change of the name, identity or corporate structure of Borrower;

     (f) any circumstance or event by virtue of which or in connection with which Borrower may have incurred or may incur any liability, expense or responsibility under any Environmental Law including, without limitation: (i) any Release of any Hazardous Material required to be reported to any federal, state or local governmental authority, instrumentality or agency under any applicable Environmental Law; (ii) any and all written communications with respect to claims or suits under any applicable Environmental Law or any Release of Hazardous Material required to be reported to any federal, state or local governmental authority, instrumentality or agency; (iii) any remedial action taken by Borrower or any other person in response to (A) any Hazardous Material on, under or about the properties or assets of Borrower, the existence of which may give rise to a claim or suit resulting in a material change of Borrower's business operations or financial condition, or (B) any claim or suit resulting in a material change of Borrower's business operations or financial condition;
(iv) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's business premises which may cause such premises to be in violation of any Environmental Law or to be subject to any restrictions on the ownership, occupation, transferability or use thereof under any Environmental Law; and (v) any request for information from any federal, state or local governmental authority, instrumentality or agency that indicates such entity is investigating Borrower's potential responsibility for a Release of Hazardous Material;

     (g) any other matter which has resulted or is reasonably likely to result in a material adverse change in the financial condition or operations of Borrower;

     (h) any information received by Borrower with respect to any Receivable that may materially affect the value thereof or the rights and remedies of Lender with respect thereto; and

     (i) any action, suit or claim pending or which could be reasonably expected to be asserted against Borrower.

     Section 6.11 Defaults. Upon the occurrence of an Event of Default or of a Defaulting Event, give prompt written notice of such occurrence to Lender signed by the president or chief financial officer of Borrower describing such occurrence and the action, if any, being taken to cure the Event of Default or Defaulting Event.

     Section 6.12 Duties. Comply with any and all federal, state and local laws affecting its business, including, but not limited to, payment of all federal and state taxes with respect to the sales to Account Debtors by Borrower and disclosures in connection therewith. Borrower agrees to indemnify Lender against and hold Lender harmless from, all claims, actions and losses, including reasonable attorney's fees and costs incurred by Lender arising from any contention, whether well founded or otherwise, that there has been a failure to comply with such laws.

     Section 6.13 Financing Statements. At the request of Lender, Borrower will join with Lender in executing one or more Financing Statements pursuant to the UCC or other notices appropriate under applicable law in form satisfactory to Lender and will pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. A legible carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted Collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. All reasonable charges, expenses and fees Lender may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Lender, and any taxes relating thereto, shall be charged to the Revolving Loan Account and added to the Obligations.

     Section 6.14 Audit and Appraisals by Lender; Fees. Permit Lender to audit the books and records of Borrower and to conduct or cause to be conducted appraisals of Borrower's assets at such times, upon reasonable notice, and in such manner and detail as Lender deems reasonable. Without limiting the generality of the foregoing, Lender shall be allowed to verify the

Receivables and Inventory of Borrower and to confirm with Account Debtors the validity and amount of Receivables. Borrower shall promptly pay to Lender reasonable audit fees and any out-of-pocket expenses incurred in connection with any audit performed by Lender, or by any third party retained by Lender in its sole discretion, if Lender, in its sole discretion, deems it necessary to hire outside auditors after the occurrence of an Event of Default. In addition, Borrower shall promptly pay or reimburse Lender for the costs of any such appraisals conducted by or for Lender. Lender may charge any such audit fees and out-of-pocket expenses to the Revolving Loan Account.

     Section 6.15 Bank Accounts. Maintain all of its bank accounts, including without limitation, its operating and depository accounts, at Enterprise Bank and Trust Company. For each deposit account that Borrower at any time opens or maintains, Borrower shall, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (a) cause the depositary bank to agree to comply at any time with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Borrower, or (b) arrange for Lender to become the customer of the depositary bank with respect to the deposit account, with Borrower being permitted, only with the consent of Lender, to exercise rights to withdraw funds from such deposit account. Lender agrees with Borrower that Lender shall not give any such instructions or withhold any withdrawal rights from Borrower, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise permitted by this Agreement would occur. The provisions of this paragraph shall not apply to (a) any deposit account for which Borrower, the depositary bank and Lender have entered into a cash collateral agreement specially negotiated among Borrower, the depositary bank and Lender for the specific purpose set forth therein, (b) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

     Section 6.16 Goods in Possession of Bailee. If any goods are at any time in the possession of a bailee, Borrower shall promptly notify Lender thereof and, if requested by Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Lender, that the bailee holds such Collateral for the benefit of Lender and shall act upon the instructions of Lender, without the further consent of Borrower. Lender agrees with Borrower that Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the bailee.

     Section 6.17 Letters of Credit. If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit, or (b) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in the same manner as any other payment on an Account.

     Section 6.18 Commercial Tort Claims. If Borrower shall at any time hold or acquire a commercial tort claim, Borrower shall immediately notify Lender in a writing signed by Borrower of the brief details thereof and grant to Lender in such writing a security interest therein, and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

     Section 6.19 Electronic Reporting. All information regarding sales, cash receipts, Accounts and Inventory shall be transmitted to Lender electronically, in ASCII readable formats, either on disk or transmitted to Lender via modem.
In the event that Borrower fails to report such information to Lender electronically, Lender reserves the right, in its sole discretion, to adjust the margin over the Prime Rate payable by Borrower hereunder upon ten (10) days notice to Borrower.

     B.   Negative Covenants.

     Borrower covenants and agrees that from the date hereof until payment and performance in full of all Obligations, and until the termination of this Agreement, unless Lender otherwise consents in writing, Borrower shall not:

     Section 6.20 Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of its properties or assets, whether now owned or hereafter acquired, except: (a) liens required or expressly permitted by this Agreement; (b) pledges or deposits in connection with or to secure worker's compensation, unemployment or liability insurance; and (c) those listed on Schedule 5.1(u) attached hereto.
   ---------------

     Section 6.21 Limitation on Indebtedness. Create, incur or guarantee any indebtedness or obligation for borrowed money (including without limitation, any reimbursement obligations for any letter of credit issued by any financial institution), from or issue or sell any of its obligations to any other lender.

     Section 6.22 Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation, or enter into any purchase or option agreement or other arrangement having substantially the same effect as such a guarantee, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 6.23 Consolidation or Merger. Merge into or consolidate with or into any corporation.

     Section 6.24 Loans, Advances, Investments. Make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment (including without limitation the acquisition of stock of a corporation), or acquire any assets or any other interest whatsoever, in any other person.

     Section 6.25 Acquisition of Stock of Borrower; Dividends. Purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the capital stock of Borrower, whether now or hereafter outstanding, or declare or pay any dividend, or make any distribution to any of its stockholders.

     Section 6.26 Sale and Lease of Assets. Sell or lease any of the assets of the Borrower, except for sales of Inventory in the ordinary course of business consistent with past practices and on an arms-length basis or the sale of equipment or other property which is no longer required or deemed necessary for the conduct of Borrower's business, so long as Borrower receives therefor a sum substantially equivalent to such property's fair value, remits such sum to Lender in accordance with the terms of this Agreement or replaces such property with other property of similar value which is subject to a first security interest in favor of Lender.

     Section 6.27 Changes in Legal Status. (a) Change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (b) change its type of organization, jurisdiction or organization or other legal structure. If the Borrower does not have an organizational identification number and later obtains one, the Borrower shall forthwith notify the Lender of such organizational identification number.

     Section 6.28 Prohibited Transfers. Transfer, in any manner, either directly or indirectly, any cash, property, or other assets to any parent or any of its affiliates or Subsidiaries, other than sales made in the ordinary course of business and for fair consideration on terms no less favorable than if such sale had been an arms-length transaction between Borrower or such Subsidiary and an unaffiliated entity.

     Section 6.29 No Management Change. Suffer any material reduction in the authority or responsibilities of Richard J. Orlando or Vidur V. Bhogilal.

     Section 6.30 Leasebacks. Lease any real estate or other capital asset from any lessor who shall have acquired such property from Borrower.

     Section 6.31 Loans to Officers, Directors and/or Shareholders. Make any loan or advance or make any transfer, in any manner, of any cash, property or other asset to or on behalf of any of its officers, directors or shareholders.

     Section 6.32 Payment of Subordinated Debt. Make payment of any sums to the Subordinating Creditors in violation of any of the Subordination Agreements.

                                  ARTICLE VII

                                   Collateral

     Section 7.1 Grant. To secure the prompt payment and performance of each and all of the Obligations, Borrower pledges, assigns, transfers and grants to Lender a continuing, first lien security interest in the following property of Borrower, now owned or hereafter acquired or arising (herein called the "Collateral"):

     (a) All accounts and accounts receivable related to or arising from the sale or lease of Inventory or rendition of services by Borrower (the "Accounts") and all other accounts, contracts, contract rights, notes, documents, chattel paper (whether tangible or electronic) deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), supporting obligations, commercial tort claims, instruments, acceptances, drafts or other forms of obligations and receivables (collectively with the Accounts, the "Receivables"), whether or not the same are listed on any schedules, assignments or reports furnished to Lender from time to time, and whether such Receivables are now existing or are created or arise at any time hereafter, together with all goods, Inventory and merchandise returned by or reclaimed by or repossessed from customers wherever such goods, Inventory and merchandise are located, and all proceeds thereto including without limitation, proceeds of insurance thereon and all guarantees, securities, and liens which Borrower may hold for the payment of any such Receivables, including without limitation, all rights of stoppage in transit, replevin and reclamation and all other rights and remedies of an unpaid vendor or lienor, and any liens held by Borrower as a mechanic, contractor, subcontractor, processor, materialman, machinist, manufacturer, artisan, or otherwise;

     (b) All documents, instruments, investment property, documents of title, general intangibles, policies and certificates of insurance, guarantees, securities, chattel paper, deposits, tax refunds, proceeds of insurance, proceeds of an eminent domain or condemnation award, cash, liens or other property, which are now or may hereinafter be in the possession of Borrower or as to which Borrower may now or hereafter control possession by documents of title or otherwise, including, but not limited to, all property allocable to unshipped orders relating to Receivables and Inventory;

     (c) All books, records, customer lists, supplier lists, ledgers, evidences of shipping, invoices, purchase orders, sales orders and all other evidences of Borrower's business records, including all cabinets, drawers, etc. that may hold the same; computer records, lists, software, programs, wherever located, all whether now existing or hereafter arising or acquired;

     (d) All of Borrower's Inventory, whether now owned or hereafter acquired, including without limitation (collectively, the "Inventory"): (i) all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials, and any and all items including machinery and equipment used or consumed in the operation of the business of Borrower or which contribute to the finished product or to the sale, promotion and shipment thereof, in which Borrower may now or at any time hereafter may have an interest, whether or not such Inventory is listed in this Agreement or on any reports furnished to Lender from time to time; (ii) all Inventory whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Borrower or is held by Borrower or by others for the Accounts, including without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers; (iii) all Inventory which may be located on the premises of Borrower or of any carrier, forwarding agents, truckers, warehousemen, vendors, selling agents or third parties; (iv) all general intangibles relating to or arising out of Inventory; (v) all proceeds and products of the foregoing resulting from the sale, lease or other disposition of Inventory, including cash, accounts receivable, other non-cash proceeds and trade-ins; and (vi) with respect to after-acquired Inventory, the security interest shall be deemed to be a purchase money security interest;

     (e) All general intangibles, including without limitation, tax refunds, proceeds of insurance, eminent domain awards, condemnation proceeds, and patents, copyrights, tradenames, trademarks, applications therefor, and licenses to any patent, copyright, trademark, or tradename that Borrower now owns, has the right to use or may hereafter own or acquire the right to use;

     (f) All equipment, machinery, appliances, and furniture and fixtures, now existing or hereafter arising, wherever located, and all contracts, contract rights and chattel paper arising out of any lease of any of the foregoing;

     (g) All other collateral in which Borrower may hereafter grant to Lender a security interest; and

     (h) All renewals, substitutions, replacements, additions, accessions, proceeds, and products of any and all of the foregoing, including, without limitation, all proceeds of credit, fire and other insurance and also including, without limitation, rents and profits resulting from the temporary use of the Collateral.

                                  ARTICLE VIII

                               Events of Default

     Section 8.1 Events of Default. Without affecting the demand nature of the Loans which shall at all times be due and payable on demand, any and all Obligations, including without limitation, the Obligations arising pursuant to or in connection with the Loans shall, at the option of Lender and notwithstanding any time or credit allowed by any note or agreement, become immediately due and payable without notice if any one or more of the following events (collectively, "Events of Default" and individually, an "Event of Default") shall occur:

     (a) Borrower's failure to pay principal, interest or any other sum due hereunder or under the Notes;

     (b) Borrower's failure to pay or perform when due any other covenant, duty, indebtedness, liability or obligation arising under this Agreement, the Notes or any of the other Financing Agreements, or any other Obligation, or such failure by any Guarantor;

     (c) the making by Borrower or any Guarantor of any misrepresentation of a material fact to Lender;

     (d) loss, theft, or destruction of any Collateral in excess of Five Thousand ($5,000.00) Dollars in value which is not covered by insurance with Lender's loss payee endorsement as required herein;

     (e) the filing, making or issuance of any lien, levy, seizure, attachment, garnishment, injunction, execution or judgment upon or against Borrower or any of the Collateral, or any other property or assets of Borrower in an aggregate amount greater than Twenty-Five Thousand ($25,000.00) Dollars which is not dismissed, satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry;

     (f) a filing against or relating to Borrower of (i) a federal tax lien in favor of the United States of America or any political subsidiary of the United States of America, or (ii) a state tax lien in favor of any state of the United States of America or any political subsidiary of such state;

     (g) any of the following of, by, or involving Borrower or any Guarantor: insolvency (failure to pay debts generally as they mature or where the fair value of assets is not in excess of liabilities); business failure; appointment of a receiver or custodian; assignment for the benefit of creditors; calling of a meeting of creditors; appointment of a committee of creditors, or liquidating banks, or offering of a composition extension to creditors; or the commencement of any proceedings by or against Borrower under any bankruptcy or insolvency law;

     (h) Borrower's failure to keep the tangible Collateral insured against loss by fire or otherwise for the full insurable value thereof with companies and for coverages (including Lender's Long Form Loss Payable Endorsement) acceptable to Lender and making the loss, if any, payable to Lender;

     (i) the loss, revocation or failure to renew any license and/or permit now held or hereafter acquired by Borrower which adversely affects the ability of Borrower to continue its operations as presently conducted;

     (j) the occurrence of a default or event of default (howsoever defined) under any other agreement between Lender and the Guarantor;

     (k) the declaration of a default that permits acceleration of maturity under any obligation of Borrower to any other creditor; or

     (l) the occurrence of any event or circumstance with respect to the Borrower such that Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under this Agreement or any other agreement between the Lender and the Borrower is impaired or there shall occur any material adverse change in the business or financial condition of the Borrower.

     Upon the occurrence of any Event of Default, at the option of Lender: (x) any and all Obligations, including without limitation the Obligations arising from or in connection with the Loans, shall become immediately due and payable, and (y) Borrower's eligibility to request any Further Loans shall automatically and immediately terminate, without presentment, demand, protest, notice of protest or other notice or requirements of any kind, all of which Borrower expressly waives. Notwithstanding the foregoing sentence, if any Event of Default under clause (f) occurs, the acceleration of the Obligations and termination of Borrower's eligibility to request Further Loans shall be automatic.

     At any time after an Event of Default, Lender may proceed to enforce the rights of Lender whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement, the Notes or the other Financing Agreements, or in aid of the exercise of any power granted in either this Agreement or the Notes or any other Financing Agreement, or it may proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of such rights, or proceed to enforce any legal or equitable right which Lender may have by reason of the occurrence of any Event of Default hereunder.

                                   ARTICLE IX

                           Collection of Receivables

     Section 9.1 Deposits. Until Lender exercises its rights to collect the Receivables as provided for in this Agreement, Borrower shall continue direct collection of all Receivables. All collections and other proceeds of Receivables which Borrower receives shall be received in trust for Lender and Borrower shall: keep all such collections separate and apart from all of its other funds and property; identify such collections and proceeds as the property of Lender; and immediately deposit such collections in the identical form received, in such accounts of Lender as designated by Lender from time to time.

     Section 9.2 Schedule. All collections of Receivables shall be set forth on a schedule in form and substance satisfactory to Lender. Collections of Receivables shall be credited to the Obligations of Borrower on the day of their actual receipt by Lender; provided, however, that all credits shall be conditional credits subject to collection and that returned items, at Lender's option, may be charged to Borrower; and further provided that for purposes of the computation of interest, items shall not be deemed to be collected until three (3) days after their actual receipt by Lender.

                                   ARTICLE X

                              Returned Merchandise

     Section 10.1 Procedures. Until Lender exercises its rights to collect the Receivables as provided for in this Agreement, Borrower may continue its present policies for returned merchandise and adjustments, but shall promptly notify Lender of any credits, adjustments or disputes arising concerning the goods or services represented by Receivables. In any event, Borrower will immediately pay Lender from its own funds (and not from the proceeds of Receivables), for application to the Revolving Loans, an amount equal to any credit or adjustment made to any Eligible Accounts; provided, however, that so long as no Defaulting Event has occurred, such payment need not be made if Borrower shall have, after making such credit or adjustment, sufficient Receivables to maintain the aggregate outstanding balance of the Revolving Loans under the Borrowing Base.

                                   ARTICLE XI

                         Rights and Remedies of Lender

     Section 11.1 Remedies of Lender. Upon Lender's demand for payment of the Loans or upon the occurrence of any Event of Default, Lender shall have in any jurisdiction where enforcement of this Agreement, the Notes or any other Financing Agreement is sought, in addition to all other rights and remedies which Lender may have under law and equity, the following rights and remedies, all of which may be exercised with or without further notice to Borrower and without a prior judicial or administrative hearing, which notice and hearing are expressly waived: to occupy any of Borrower's premises for up to six (6) months rent free for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon; to enforce or foreclose the liens and security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process; to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same; to sell, assign, lease, or otherwise dispose of Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Lender, all at Lender's sole option and as Lender in its sole discretion may deem advisable; to bid or become purchaser at any such sale if public; and, at the option of Lender, to apply or be credited with the amount of all or any part of the Obligations owing to Lender against the purchase price bid by Lender at any such sale.

     Section 11.2 Specific Powers. Lender may at any time, before (with respect to clauses (iii), (v), (vii) and (x) of this Section 11.2) or after the occurrence of a demand for payment of the

Loans or an Event of Default, at Lender's sole discretion: (i) give notice of assignment to any Account Debtor; (ii) collect Receivables directly and charge, or cause to be charged, the collection costs and expenses to the Revolving Loan Account; (iii) collect receivables submitted by Borrower to Lender for collection and charge, or cause to be charged, the collection costs and expenses to the Revolving Loan Account; (iv) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and credit, or cause to be credited, the Revolving Loan Account with the net amounts received in payment of Receivables; (v) exercise all other rights granted in this Agreement and the other Financing Agreements; (vi) receive, open and dispose of all mail addressed to Borrower and notify the Post Office authorities to change the address for delivery of Borrower's mail to an address designated by Lender; (vii) endorse the name of Borrower on any checks or other evidence of payment that may come into possession of Lender and on any invoice, freight or express bill, bill of lading or other document; (viii) in the name of Borrower or otherwise, demand, sue for, collect and give acquittance for any and all monies due or to become due on Receivables; (ix) compromise, prosecute or defend any action, claim or proceeding concerning Receivables; and
(x) do any and all things necessary and proper to carry out the purposes contemplated in this Agreement, the other Financing Agreements and any other agreement between the parties. Neither Lender nor any person acting as its representative hereunder shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. Borrower agrees that the powers granted hereunder, being coupled with an interest, shall be irrevocable so long as any Obligation remains unsatisfied. Notwithstanding the foregoing, it is understood that Lender is under no duty to take any of the foregoing actions and that after having made demand upon the Account Debtors for payment, Lender shall have no further duty as to the collection or protection of Receivables or any income therefrom and no further duty to preserve any rights pertaining thereto, other than the safe custody thereof in the event Lender takes possession thereof.

     Section 11.3 Duties After Demand or Default. Borrower will, at Lender's request, assemble all Collateral and make it available to Lender at places which Lender may reasonably select, whether at the premises of Borrower or elsewhere and will make available to Lender all premises and facilities of Borrower for the purpose of Lender taking possession of Collateral or of removing or putting the Collateral in salable form. In the event that Lender elects to exercise its right to take possession and control of any Collateral, and any goods called for in any sales order, contract, invoice or other instrument or agreement evidencing or purporting to give rise to any Receivable shall not have been delivered or shall be claimed to be defective by any customer, Lender shall have the right in its sole discretion to use and deliver to such customer any goods of Borrower to fulfill such order, contract or the like so as to make good any such Receivable. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, Lender shall have the right, but shall not be obligated, to effectuate such repair, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as Lender shall deem appropriate, provided that Lender shall nonetheless have the right to sell or dispose of such Collateral without such processing. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of

Collateral shall be applied first to the expenses (including all attorneys' and professionals' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like such collateral and then to the satisfaction of all Obligations, application as to particular Obligations or against principal or interest to be at Lender's sole discretion, and then, upon full and final payment of the Obligations, and unless otherwise prohibited by court order or law, to Borrower, it being agreed that if any such payment made to Lender is recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower, this Agreement automatically shall be reinstated without any further action by Borrower and Lender. Borrower shall be liable to Lender and shall pay to Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of Collateral.

     Section 11.4 Sales on Credit. If the Lender sells any of the Collateral on credit, the Borrower will be credited only with payments actually made by the purchaser of such Collateral and received by the Lender. If the purchaser fails to pay for the Collateral, the Lender may re-sell the Collateral and the Borrower shall be credited with the proceeds of the sale.

     Section 11.5 Cumulative Remedies. The enumeration of Lender's rights and remedies set forth in this Article XII is not intended to be exhaustive and the exercise by Lender of any right or remedy hereunder shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between Borrower and Lender or its employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default.

     Section 11.6 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties specifically to disclaim any warranties of title or the like, (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

                                 ARTICLE XII

                                     Term

     Section 12.1  Term and Termination.

     (a) Revolving Loan. Unless sooner terminated by Lender as a result of the occurrence of a demand, an Event of Default, or a Defaulting Event, Borrower's eligibility to request Revolving Loans shall commence on the date hereof and shall continue for a period through and including August 31, 2003 (the "Term"). Borrower's eligibility to request Revolving Loans may be extended after the Term (and after any Renewal Term, as defined below) only with the express written consent of both Borrower and Lender. Any such extension (and any further extension) shall be made only with the express written consent of both Borrower and Lender (each being a "Renewal Term"). At the end of the Term (or at the end of a Renewal Term, if applicable), Borrower shall pay the entire balance of the Revolving Loans, and all other outstanding Obligations. Further, upon termination of the Revolving Loan facility, all of the rights, interests and remedies of Lender and Obligations of Borrower shall survive and Borrower shall have no right to receive, and Lender shall have no obligation to make, any further Revolving Loans. Upon full, final and indefeasible payment of the Obligations to Lender, all rights and remedies of Borrower and Lender hereunder shall cease, so long as any payment so made to Lender and applied to the Obligations is not thereafter recovered from or repaid by Lender in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against Borrower, whereupon this Agreement shall be automatically reinstated without any further action by Borrower and Lender and shall continue to be fully applicable to such Obligations to the same extent as though the payment so recovered or repaid had never been originally made on such Obligations.

     (b) Termination Fee. In the event that (a) this Agreement is terminated by Borrower as of any date other than the end of the Term or the end of a Renewal Term, or (b) this Agreement is terminated as a result of: (i) a demand by Lender for payment of the Loans; or (ii) the occurrence of an Event of Default or a Defaulting Event, Borrower shall pay to Lender on the effective date of such termination, and in addition to any other payments Borrower is required to make hereunder, a termination charge equal to five (5%) percent of the maximum principal amount of the Loans, if terminated during the first year of the Loans and one (1%) percent of the maximum principal amount of the Loans, if terminated during the second year of the Loans (the "Termination Fee"). It is understood that the determination of the maximum principal amount of the Loans shall be made without regard to the components of the Borrowing Base based upon Eligible Accounts and Eligible Inventory. For example, for purposes of this provision, on the date hereof the maximum principal amount of the Loans is One Million Five Hundred Thousand ($1,500,000.00) Dollars and the Termination Fee would be Seventy-Five Thousand ($75,000.00) Dollars if the Loans were terminated during the first year.

                                 ARTICLE XIII

                                 Miscellaneous

     Section 13.1  Indemnification.

     (a) In consideration of Lender's execution and delivery of this Agreement and Lender's making of the Loans hereunder and in addition to all other obligations of Borrower under this Agreement, Borrower hereby agrees to defend, protect, indemnify and hold harmless Lender, its successors, assigns, officers, directors, employees and agents (including without limitation, those retained in connection with the transactions contemplated by this Agreement) (individually, an "Indemnitee" and, collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitees is a party to any action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements as and when incurred (collectively, the "Indemnifiable Liabilities") incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to
(i) the execution, delivery, performance or enforcement of this Agreement and the other Financing Agreements and any instrument, document or agreement executed pursuant hereto to any of the Indemnitees; (ii) Lender's status as lender to, or creditor of, Borrower; or (iii) the operation of Borrower's business from and after the date hereof, including without limitation those arising under any Environmental Law. To the extent that the foregoing undertaking by Borrower may be unenforceable for any reason, Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

     (b) Borrower hereby covenants and agrees at all times to indemnify, hold harmless and defend the Indemnitees, whether as secured party in possession or as successor in interest to Borrower as owner of any personal property assets located on the real property of Borrower, by virtue of any action taken by Lender pursuant to the Financing Agreement, the Uniform Commercial Code (as in effect in any applicable jurisdiction) or otherwise from and against any and all liabilities, losses, damages, costs, expenses, penalties, fines, causes of action, suits, claims, demands or judgments, including without limitation, attorneys' fees and expenses, suffered or incurred in connection with: (i) the Environmental Law, including, without limitation, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any Environmental Law or any other federal, state or municipal law or regulation; (ii) any spill or contamination affecting the Premises or any other property owned, leased, controlled or used by Borrower, including without limitation, any Hazardous Materials or other waste-like or toxic substances located on, under, emanating from or relating to the Premises or such property from and on and after the date hereof or any portion of any thereof or any property contiguous to the Premises or such property from and after the date hereof, and including without limitation, any loss of value of the Premises or such property as a result of any such spill or contamination; and (iii) the direct or indirect installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of any Hazardous Materials, on, under or about the Premises or any other property owned, leased, controlled or used by Borrower or any portion of any thereof, from and including all consequential damages, the costs of any required or necessary repair, cleanup or detoxification, and the costs of the preparation and implementation of any closure, remedial or other required plans. Further, the mere fact that such Indemnitee has been declared an "owner" or "operator" (as such term is defined in any Environmental Law) resulting from such Indemnitee having taking possession of any of the Collateral (without any negligence on the part of such Indemnitee) shall not exonerate Borrower from any claim by any Indemnitee seeking such indemnification.

     (c) Borrower's Obligations under Sections 13(i)(a) and 13(i)(b) above shall not be applicable to any liabilities, losses, damages, costs, expenses, penalties, fines, causes of action, suits, claims, demands or judgments arising from Lender's gross negligence or willful misconduct.

     Section 13.2 Payment Set-Aside. To the extent that Borrower makes a payment or payments to Lender (whether hereunder, under the Notes, or under the other Financing Agreements) or Lender enforces its security interests or rights or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other person under any law (including without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in each case in connection with any bankruptcy or similar proceeding involving Borrower, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     Section 13.3 Set-off. Borrower hereby grants to Lender a lien and right of setoff for all its liabilities to Lender upon and against all its deposits, credits, collateral and property now or hereafter in the possession or control of Lender or in transit to Lender. Lender may, upon the occurrence of any Event of Default or Defaulting Event or both, apply or exercise the right of set off against any or all of the foregoing, or any part thereof against any liability of Borrower to Lender, regardless whether such liability is matured or unmatured.

     Section 13.4 Covenants to Survive; Binding Agreement. All covenants, agreements, warranties and representations made herein, in the Notes, in the other Financing Agreements, and in all certificates or other documents of Borrower shall survive the advances of money made by Lender to Borrower hereunder and the delivery of the Notes and the other Financing Agreements, and all such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of Lender and its successors and assigns, whether or not so expressed.

     Section 13.5 Cross-Collateralization. All Collateral which Lender may at any time acquire from Borrower or from any other source in connection with Obligations arising under this Agreement and the other Financing Agreements shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations and that all Obligations, however and whenever incurred, shall be secured by all Collateral however and whenever acquired, and Lender shall have the right, in its sole discretion, to determine the order in which Lender's rights in or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.

     Section 13.6 Cross-Default. Borrower acknowledges and agrees that an Event of Default and/or Defaulting Event under any one of the Financing Agreements shall constitute an Event of Default or Defaulting Event under each of the other Financing Agreements.

     Section 13.7 Amendments and Waivers. Neither this Agreement, the Notes, the other Financing Agreements, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy or power hereunder or under the Notes or the other Financing Agreements shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power.

     Section 13.8 Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail to the respective parties to this Agreement to the address set forth in the introductory sentence hereof.

     Section 13.9 Transfer of Lender's Interest. Borrower hereby agrees that Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender, interests or other interests in all or any portion of the indebtedness, liabilities or obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part provided that such transferee is a recognized financial institution. In the event of any such transfer, the transferee may, in Lender's sole discretion, have and enforce all the rights, remedies and privileges of Lender. Borrower consents to the release by Lender to any potential transferee of any and all information (including without limitation, financial information) pertaining to Borrower as Lender, in its sole discretion, may deem appropriate. If such transferee so participates with Lender in making loans or advances hereunder or under any other agreement between such Lender and Borrower, Borrower hereby grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of Borrower in the custody or possession of such transferee, including the right of setoff under circumstances consistent with this Agreement, to the extent of such transferee's participation in the Obligations of Borrower to Lender. Notwithstanding anything to the contrary contained in this Section 13.9 or any other provisions of the Loan Agreement or any of the other Financing Agreements, Borrower hereby agrees that Lender, in its sole discretion, may freely sell, assign or otherwise transfer interests in all or any portion of the following (collectively, the "Interests"): (i) the Financing Agreements; (ii) the Obligations and any other indebtedness, liabilities or obligations arising under or in connection with or in any way related to the Financing Agreements; (iii) the Collateral, and (iv) any rights and remedies of the Lender arising under or in connection with or in any way related to the Financing Agreements; provided, however, that such transfer is in connection with a transaction pursuant to which any or all of the Interests are transferred by Lender to a trust or special purpose entity in one or a series of securitization transactions or similar financing arrangements. In the event of any such transfer, the transferee shall have all the rights, remedies and privileges of Lender. Borrower consents to the release by Lender to any potential transferee of any and all information (including without limitation, financial information) pertaining to Borrower as Lender, in its sole discretion, may deem appropriate.

     Section 13.10  Waivers.

     (a) BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ITS RIGHTS TO REQUEST THAT LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY LENDER. BORROWER FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS.

     (b) BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF LENDER'S RIGHTS, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. BORROWER FURTHER ACKNOWLEDGES THAT LENDER HAS NOT REPRESENTED TO BORROWER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     (c)  BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS IN CLAUSE
(a) AND CLAUSE (b) ABOVE, KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEYS.

     Section 13.11 Section Headings; Severability; Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Financing Agreements is intended to be severable; if any term or provision of this Agreement, the Notes, the other Financing Agreements, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Financing Agreements, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between Borrower and Lender and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

     Section 13.12 Governing Law, Notice and Service of Process, Pleadings and Other Papers. This Agreement and the other Financing Agreements, and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut (but not its conflicts of law provisions). Borrower hereby designates and appoints, without power of revocation, the Secretary of the State of Connecticut as Borrower's agent upon whom may be served all process, pleadings, notices or other papers which may be served upon it as a result of any of its Obligations under this Agreement or other Financing Agreements. Borrower agrees that the Superior Court for the Judicial District of Hartford/New Britain or the United States District Court for the District of Connecticut shall have jurisdiction to hear and determine any claims or disputes pertaining to the financing transactions of which this Agreement is a part and/or to any matter arising or in any way related to this Agreement or any other agreement between Lender and Borrower, and Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Witnessed:                             SAZTEC INTERNATIONAL, INC.


____________________________           By:_____________________________________
                                          Richard J. Orlando, President

                                       AMERICAN COMMERCIAL FINANCE
                                       CORPORATION


____________________________           By:_____________________________________
                                          Richard E. Mount, President

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                             August          , 2001

     Then personally appeared the above-named, Richard J. Orlando, President, and acknowledged the foregoing instrument to be the free act and deed of Saztec International, Inc., before me,

                                          ______________________________________
                                          Michael J. Ruberto, Notary Public
                                          My Commission Expires: June 13, 2008



U:\CMB\ACFC\SAZTEC\LOAN AGT CMP.DOC

                                   SCHEDULES


     The following Schedules to the within Commercial Revolving Loan, Demand Loan and Security Agreement are respectively described in the section indicated. Those Schedules in which no information has been inserted shall be deemed to read "None".


                                Schedule 4.1(m)
                                ---------------

                                 Pension Plans
                                      None


                                Schedule 4.1(n)
                                ---------------

                       Deferred Compensation Arrangements

The Company compensates its employees through salary, bonus, and stock options. All senior staff compensation includes these three components. The President and Chief Executive Officer Richard J. Orlando is the only employee with an employment contract valid until June 30, 2002.


                                Schedule 4.1(p)
                                ---------------

                         Borrower's Places of Business

          Address                        Property Located At Such Address
          -------                        ---------------------------------

9,027 Square feet of office space, on the Second floor

          3,345 Square feet of office space


                                 Schedule 4.1(s)
                                 ---------------

                                 Unions and Pensions
                                      None


                                Schedule 4.1(u)
                                ---------------

                          Other Encumbrances and Liens

Secured Party or Mortgagee    Description of Collateral  Payment Terms and Dates
--------------------------    -------------------------  -----------------------
                                                         of Maturity
                                                         -----------

Summit Bank/Coamerica Bank    All Assets of the Company  Agreement expires
                                                         September 21, 2001


                                     Leases


Lessor                                   Description of Property          Date of Lease and Term       Rental Payable
----------------------------------     ----------------------------       -----------------------      --------------
OPEARTING LEASES
----------------

The Middlesex Technology                                                  Sept. 2000 for 5 years       $14,744.10
Center Trust V                         Office Space
Twenty Nine Naek Road                  Office Space                       Ongoing                      $ 1,951.25

IOS Capital                            Cannon 6652 copier w/ sorter       8/25/99 for 36 months        $    85.00
Pitney Bowes                           Postage System                     10/1/00 for 51 months        $   335.00
Pitney Bowes                           Mailing System / Sorter /          8/1/00 for 51 months         $   741.00
                                       Folder
Green Tree                             Color Copier Ricoh 4106 w/         8/31/99 for 48 months        $   503.52
                                       sorter
Citicorp                               Copier Machine Minolta             3/30/01 for 36 months        $      407

CAPITAL LEASES
----------------------------------

Ford Motor Credit                      1998 Ford Caravan                  2/28/98 for 48 months        $   346.23
Patriot Commercial Leasing             Data capture Equipment             1/27/00 for 48 months        $   699.47
NFTC Capital                           Telephone Systems                  9/9/98 for 60 months         $   519.17
JDR Capital (Citicorp)                 Computer Equipment                 3/30/00 for 60 months        $   731.56
GE Captial Colonial Pacific            Computer Equipment/Software        8/20/98 for 36 months        $   883.03
Fleet Business Leasing                 Computer Equipment/Software        5/29/99 for 31 months        $   813.90
Lease 2000 Captial (Patriot            Computer Equipment/Software        5/21/99 for 36 months        $  1426.47
Commercial Leasing)

EXHIBIT 2

                    CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

     This Convertible Note Subscription Agreement ("Agreement") is made effective the 25/th/ day of September 2001, between SAZTEC INTERNATIONAL, INC. ("Saztec"), a California corporation, and DATAMATICS TECHNOLOGIES LIMITED ("Datamatics").

Recitals
--------



     A. This Agreement pertains to the Convertible Promissory Note attached hereto as Schedule A that is being issued by Saztec and purchased by Datamatics ("Debenture").

     B. In consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, state and agree as provided below.

Agreements
----------

     1. Subscription. In consideration for its purchase of the Debenture, Datamatics agrees to tender to Saztec, within thirty (30) business days of the date of this Agreement, consideration aggregating $600,000 as follows: $300,000 in cash or other immediately available funds and $3000,000, which has previously been advanced pursuant to the terms of that certain Convertible Promissory Note dated September 25, 2000, in the original principal amount of $550,000 (the "Original Debenture"). (Datamatics converted to stock $2500,000 of the unpaid principal amount along with unpaid interest of $ 52,281 of the Original Debenture pursuant to the terms of the Original Debenture.) Saztec will issue to Datamatics the Debenture substantially in the form of Schedule A within three
(3) business days following its receipt of the above purchase funds, whereupon Datamatics shall, mark the Original Debenture "canceled" and return it to Saztec within ten (10) business days of its receipt of the Debenture.

     2. Acceptance. Saztec accepts the subscription of Datamatics to purchase the Debenture. Saztec agrees to tender the Debenture to Datamatics on its receipt of the purchase funds, subject to the conditions provided in section 1 above.

     3. Consideration. The consideration for the Debenture is one hundred (100) percent of its face amount or $600,000.

     4. Purchaser's Warranties. Datamatics warrants and represents the following:

     A. Necessary Information. Datamatics has received all of the information it considers necessary or appropriate for deciding whether to execute this Agreement and subscribe for the purchase of the Debenture. It has had the opportunity to ask questions and receive answers from Saztec regarding the terms of the Debenture and Saztec's business, properties, prospects, and financial condition. Saztec has made available to it all documents and information it has requested.

     B. Experienced Investor. Datamatics is experienced in evaluating and investing in securities of companies, and it acknowledges it is able to fend for itself and to bear the economic risk of the investment. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a subscription for the purchase of the Debenture. In making such evaluation, it has relied only on its own analysis of the merits and risks of the investment and on the information and documents Saztec has provided pursuant to any requests it may have made.

     C. Accredited Investor. Datamatics is an "accredited investor" as defined in Regulation D of the Securities and Exchange Commission Rules.

     D. Investment Purposes. Datamatics is subscribing for the purchase of the Debenture for its own account for investment purposes, and not with a view to distribution or resale. It has no present intention of selling, granting any participation in, or otherwise distributing the Debenture.

     E. Restricted Securities. Datamatics understands and acknowledges that the Debenture (and any Saztec common stock issued on conversion of the Debenture) constitutes "restricted securities" as that term is defined in Rule 144 of the Securities Act of 1933. Accordingly, it acknowledges that the Debenture (and any Saztec common stock issued on conversion of the Debenture) may not be sold, transferred, or otherwise disposed of in the public market without registration under the Securities Act of 1933 and applicable state securities laws, or an exemption therefrom, unless restrictions under said Rule 144 have expired.

     F. Execution Authority. The person executing this Agreement on Datamatics's behalf has been duly authorized by it to execute and deliver this Agreement to Saztec on its behalf and to bind it to the terms of this Agreement.

     5. Notice. In the event that any notice is to be given to any party under this Agreement, it will be given by certified mail, return receipt requested, and addressed to the party as follows:

          To Saztec:     Saztec International, Inc.
                         c/o Vidur Bhogilal, Secretary and CFO
                         900 Middlesex Turnpike, Bldg. 5
                         Billerica, MA 01821

          Copy to:       Thomas J. Sawyer, Esq.
                         Womble Carlyle Sandridge & Rice, PLLC
                         6862 Elm Street, Seventh Floor
                         McLean, VA 22101

          To Datamatics: Datamatics Technologies Limited
                         c/o Manish Modi, President and CEO
                         Unit 117-120, SDF 4, Andheri (E), SEEPZ
                         Mumbai 400096, India

  If any party should subsequently move or change its address, the new address will become the effective address for the purpose of providing notice under this section 5 on receipt of notification of the new or changed address by the other party.

     6. Choice of Law. This Agreement including, but not limited to, its interpretation, performance, or breach, will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without giving any force or effect to the provisions of any conflict of law rule thereof.

     7. Revocation and Modification. This Agreement, or any provision hereof, may not be revoked or modified unless agreed to in writing by each of the parties.

     8. Waiver. No waiver of a breach or default of this Agreement will be deemed a waiver of any subsequent breach or default.

     9. Severability. In the event that for any reason a section or provision of this Agreement should be held invalid or otherwise unenforceable, it is agreed that the same will not affect any other section or provision of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect.

     10. Binding Agreement. This Agreement will be binding on, and inure to the benefit of, the parties hereto, their successors, heirs, personal representatives, and permitted assigns.

     11. Entire Agreement. This Agreement, together with Schedule A, constitutes the entire agreement between Saztec and Datamatics relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to said subject matter.

                                    SAZTEC:

                                    SAZTEC INTERNATIONAL, INC.

                                    By: ________________________________
                                          Richard Orlando, President and CEO

                                    DATAMATICS:

                                    DATAMATICS TECHNOLOGIES LIMITED

                                    By: ________________________________
                                          Manish Modi, President and CEO